Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Rosa and Jeffrey Mathiesen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on January 28, 2013.

Signature	Title

/s/ David A. Rosa	President & Chief Executive Officer
David A. Rosa	(Principal Executive Officer) and Director

/s/ Jeffrey Mathiesen	Chief Financial Officer
Jeffrey Mathiesen	(Principal Financial and Accounting Officer)

/s/ Paul Buckman	Director
Paul Buckman

/s/ Geoffrey Brooke	Director
Geoffrey Brooke

/s/ William Peters, M.D.	Director
William Peters, M.D.

/s/ Donal O’Dwyer	Director
Donal O’Dwyer

/s/ Gregory Waller	Director
Gregory Waller

/s/ John Erb	Director
John Erb